FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

The Great American Insurance Company, herein called the UNDERWRITER

Bond Number:            FS 263-85-83-11

Name and Address of Insured:                      The Dreyfus Fund Incorporated et al

                                                                     200 Park Avenue

                                                                     New York, NY 10166

The UNDERWRITER, in consideration of an agreed premium, and in reliance upon the statements and information furnished to the UNDERWRITER by the Insured, and subject to the terms and conditions of the underlying coverage scheduled in ITEM 3 below, as excess and not contributing insurance, agrees to pay the Insured for loss which:

(a)        Would have been paid under the Underlying Coverage [01-602-93-28 (Primary Investment Company Blanket Bond) and 82307667 (First Excess Layer) and 81458621 (Second Excess Layer] but for the fact that such loss exceeds the limit of liability of the Underlying Carrier(s) listed in ITEM 3, and

(b)        for which the Underlying Carrier has made payment, and the Insured has collected, the full amount of the expressed limit of the Underlying Carrier’s liability.

ITEM 1.  BOND PERIOD: from 12:01 a.m. on January 31, 2013 to 12:01 a.m. on January 31, 2014

                                                                                    (inception)                               (expiration)

ITEM 2.  LIMIT OF LIABILITY AT INCEPTION: $75,000,000 each and every loss limit of liability for the following Insuring Agreements: Fidelity, On Premises, In Transit, Forgery or Alteration, Securities, Counterfeit Currency, Computer Systems, Extended Computer Systems, Automated Phone Systems, Telefacsimile Transfer Fraud, Destruction of Data by Hacker, Destruction of Data by Virus and Voice Initiated Transfer Fraud excess of the underlying $40,000,000 each and every loss limit of liability and a deductible of $50,000.

ITEM 3.  UNDERLYING COVERAGE:

A) PRIMARY CARRIER:	National Union Fire Insurance Company of
Pittsburgh, PA

LIMIT:	$10,000,000 each and every loss limit of liability and a deductible of $50,000.

BOND NUMBER:	01-602-93-28

BOND PERIOD	January 31, 2013-January 31, 2014

B) 1st EXCESS LIMIT	Federal Insurance Company $10,000,000 each and every loss limit of liability and excess of the underlying $10,000,000 each and every loss limit of liability and a deductible of $50,000.

BOND NUMBER:	82307667
BOND PERIOD:	January 31, 2013-January 31, 2014

C) 2nd EXCESS:	Federal Insurance Company
LIMIT:	$20,000,000 each and every loss limit of liability and excess of the underlying $20,000,000 each and every loss limit of liability and a deductible of $50,000.

BOND NUMBER:	81458621

BOND PERIOD:	January 31, 2013-January 31, 2014

ITEM 4.    Coverage provided by this Bond is subject to the following attached Rider(s):

                  No. 1 (Co-Surety)

ITEM 5.    By acceptance of this Bond, you give us notice canceling prior Bond No. FS 263-85-83-10
                  The cancellation to be effective at the same time this Bond becomes effective.

In witness whereof, the UNDERWRITER has caused this certificate to be signed by an Authorized Representative of the UNDERWRITER this 3rd day of May, 2013.

                                                THE GREAT AMERICAN INSURANCE COMPANY

                                                By: /s/ Frank J. Scheckton Jr.

                                                          (Authorized Representative)

Excess Follow Form Certificate

May, 2003 ed.

RIDER NO. 1

To be attached to and form part of Bond No. FS 263-85-83 - 11

Issued by GREAT AMERICAN INSURANCE COMPANY (hereinafter called Controlling Company)

In favor of                   The Dreyfus Fund Incorporated et al

It is agreed that:

1.         The term “Underwriter” as used in the attached bond shall be construed to mean, unless otherwise specified in this rider, all the Companies executing the attached bond.

2.         Each of said Companies shall be liable only for such proportion of any Single Loss under the attached bond as the amount underwritten by such Company as specified in the Schedule forming a part hereof, bears to the Aggregate Limit of Liability of the attached bond, but in no event shall any of said Companies be liable for an amount greater than that underwritten by it.

3.         In the absence of a request from any of said Companies to pay premiums directly to it, premiums for the attached bond may be paid to the Controlling Company for the account of all of said Companies.

4.         In the absence of a request from any of said Companies that notice of claim and proof of loss be given to or filed directly with it, the giving of such notice to and the filing of such proof with the Controlling Company shall be deemed to be in compliance with the conditions of the attached bond for the giving of notice of loss and the filing of proof of loss, if given and filed in accordance with said conditions.

5.         The Controlling Company may give notice in accordance with the terms of the attached bond, terminating or canceling the attached bond as an entirety or as to any Employee, and any notice so given shall terminate or cancel the liability of all of said Companies as an entirety or as to such Employee, as the case may be.

6.         Any Company other than the Controlling Company may give notice in accordance with the terms of the attached bond, terminating or canceling the entire liability of such other Company under the attached bond or as to any Employee.

7.         In the absence of a request from any of said Companies that notice of termination or cancellation by the Insured of the attached bond in its entirety be given to or filed directly with it, the giving of such notice in accordance with the terms of the attached bond to the Controlling Company shall terminate or cancel the liability of all of said Companies as an entirety.  The Insured may terminate or cancel the entire liability of any Company, other than the Controlling Company, under the attached bond by giving notice of such termination or cancellation to such other Company, and shall send copy of such notice to the Controlling Company.

8.         In the event of the termination or cancellation of the attached bond as an entirety, no Company shall be liable to the Insured for a greater proportion of any return premium due the Insured than the amount underwritten by such Company bears to the Aggregate Limit of Liability of the attached bond.

9.         In the event of the termination or cancellation of the attached bond as to any Company, such Company alone shall be liable to the Insured for any return    premium due the Insured on account of such termination or cancellation.  The termination or cancellation of the attached bond as to any Company other than the Controlling Company shall not terminate, cancel, or otherwise affect the liability of the other Companies under the attached bond.

10.       This rider shall become effective as of 12:01 a.m. on January 31, 2013 standard time.

Underwritten for the sum of $25,000,000      CONTROLLING COMPANY

except as follows:                                           GREAT AMERICAN INSURANCE OMPANY

                                                            By: ____________________________________________

                                                            Attest: __________________________________________

Underwritten for the sum of $15,000,000      FIDELITY & DEPOSIT COMPANY OF

except as follows:                                           MARYLAND

                                                            By: ____________________________________________

                                                            Attest: __________________________________________

Underwritten for the sum of $15,000,000      CONTINENTAL INSURANCE COMPANY

except as follows:

                                                            By: ____________________________________________

                                                            Attest: __________________________________________

Underwritten for the sum of $15,000,000      BERKLEY REGIONAL INSURANCE

except as follows:                                           COMPANY

                                                            By: ____________________________________________

                                                            Attest: __________________________________________

Underwritten for the sum of $5,000,000                    NATIONAL UNION FIRE INSURANCE

except as follows:                                                       COMPANY  OF PITTSUBRGH, PA

                                                            By: _________________________________________

                                                            Attest: _______________________________________